0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 Proxy for Annual Meeting of Shareholders on June 7, 2018Solicited on Behalf of the Board of Directors The undersigned hereby appoints Christopher Bradshaw and Tomas Johnston, andeach of them, with full power of substitution and power to act alone, as proxies to vote allthe shares of Common Stock which the undersigned would be entitled to vote if personallypresent and acting at the Annual Meeting of Shareholders of Era Group Inc., to be held onJune 7, 2018 at the offices of Era Group Inc., 818 Town & Country Blvd., Suite 200,Houston, TX 77024 at 10:00 a.m. CST, and at any adjournments or postponements thereof,as follows: (Continued and to be signed on the reverse side.) 1.1

ANNUAL MEETING OF SHAREHOLDERS OF

Era★

June 7, 2018

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at www.eragroupincinvestors.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20730303030000000000 7 060718

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3, 4 AND 5. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Charles Fabrikant
- ○ Christopher Bradshaw
- ○ Ann Fairbanks
- ○ Blaine Fogg
- ○ Christopher P. Papouras
- ○ Yueping Sun
- ○ Steven Webster

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Ratification of the Appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2018.	☐	☐	☐
3. Amendments to the Certificate of Incorporation of the Company.	☐	☐	☐
4. Amendment to the Bylaws to Provide for Majority Voting for the Election of Directors.	☐	☐	☐
5. Amendments to the Bylaws to Provide for the Removal of Directors by Stockholders With or Without Cause and Change the Company's Registered Agent.	☐	☐	☐

Note In their discretion, the proxy holders are authorized to vote upon other business, if any, that may properly come before the Annual Meeting and any adjournments or postponements thereof.

Signature of Shareholder ____ Date: ____ Signature of Shareholder ____ Date: ____

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note thatchanges to the registered name(s) on the account may not be submitted viathis method. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 ANNUAL MEETING OF SHAREHOLDERS OF June 7, 2018 INTERNET - Access “www.voteproxy.com” and follow the on-screeninstructions or scan the QR code with your smartphone. Have yourproxy card available when you access the web page.TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) inthe United States or 1-718-921-8500 from foreign countries from anytouch-tone telephone and follow the instructions. Have your proxycard available when you call.Vote online/phone until 11:59 PM EST the day before the meeting.MAIL - Sign, date and mail your proxy card in the envelopeprovided as soon as possible.IN PERSON - You may vote your shares in person by attendingthe Annual Meeting.GO GREEN - e-Consent makes it easy to go paperless. Withe-Consent, you can quickly access your proxy material, statementsand other eligible documents online, while reducing costs, clutterand paper waste. Enroll today via www.astfinancial.com to enjoyonline access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3, 4 AND 5.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x ------------------ ---------------- COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxycard are available at www.eragroupincinvestors.com 1. Election of Directors: O Charles FabrikantO Christopher BradshawO Ann FairbanksO Blaine FoggO Christopher P. PapourasO Yueping SunO Steven Webster FOR ALL NOMINEES WITHHOLD AUTHORITYFOR ALL NOMINEES FOR ALL EXCEPT(See instructions below) NOMINEES: 20730303030000000000 7 060718 2. Ratification of the Appointment of Ernst & Young LLP as theCompany's Independent Registered Public Accounting Firm forthe Fiscal Year Ending December 31, 2018. 3. Amendments to the Certificate of Incorporation of the Company. 4. Amendment to the Bylaws to Provide for Majority Voting for theElection of Directors. 5. Amendments to the Bylaws to Provide for the Removal ofDirectors by Stockholders With or Without Cause and Changethe Company's Registered Agent. Note In their discretion, the proxy holders are authorized to vote upon otherbusiness, if any, that may properly come before the Annual Meeting and anyadjournments or postponements thereof. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN